UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 28, 2019

URBAN EDGE PROPERTIES
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2019, the Board of Trustees (the "Board") of Urban Edge Properties (the "Company") adopted a governance enhancement empowering shareholders to propose amendments to the Bylaws of the Company (the "Bylaws") directly for approval by the Company's shareholders. The power to amend the Bylaws had previously been reserved solely to the Board as permitted by Maryland law. The Board continues to have the power to adopt new Bylaws and to alter or repeal any provision of the Bylaws, co-extensive with the right of the shareholders described above.

The Bylaws now permit shareholders to amend the Bylaws by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter. A shareholder proposal may not, without the approval of the Board, alter or repeal (i) Article XII of the Bylaws, which provides for indemnification of directors and officers of the Company or (ii) Article XV of the Bylaws, which addresses procedures for amendment of the Bylaws.

The foregoing description of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bylaws, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
3.1 - Amended and Restated Bylaws of Urban Edge Properties (as adopted on February 28, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: March 1, 2019	By:	/s/ Robert C. Milton III
Robert C. Milton III, EVP, General Counsel